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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2 No. 333-______) and related prospectus of Metropolitan Mortgage & Securities Co., Inc. for the registration of $150,000,000 of Investment Debentures, Series III and III-A and to the incorporation by reference therein of our report dated December 14, 2001, with respect to the consolidated financial statements and schedules of Metropolitan Mortgage & Securities Co., Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Seattle, Washington
April 1, 2002